UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2014

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) ServiceSource International, Inc. ("ServiceSource" or, the "Company") announced on August 18, 2014 that Michael A. Smerklo resigned as Chief Executive Officer effective as of August 15, 2014.

On August 19, 2014, in connection with Mr. Smerklo's resignation, the Company and Mr. Smerklo entered into a Separation Agreement and Release (the "Agreement") detailing the terms of Mr. Smerklo's separation as Chief Executive Officer and continuation as a member of the Board. Pursuant to the Agreement, Mr. Smerklo will receive a lump sum payment paid within 60 days of his resignation consisting of compensation in an amount equal to his current base salary while serving as Chief Executive Officer for the remainder of 2014 and for the full year 2015. In addition, the Company will pay Mr. Smerklo in one lump sum an amount equal to 16 months of COBRA coverage in addition to covering his healthcare through the end of August 2014. Mr. Smerklo will continue to be eligible to receive a bonus under the Company's 2014 Corporate Incentive Plan for 2014 consistent with the bonus opportunity he had as Chief Executive Officer. Mr. Smerklo will not receive any other compensation for his Board service for any period prior to February 2016. However, if Mr. Smerklo's Board service continues through and after February 2016, Mr. Smerklo will receive the same compensation as other outside directors of the Board. All of Mr. Smerklo's currently unvested equity grants will continue to vest pursuant to the terms of the agreements under which they were granted. If Mr. Smerklo no longer serves as a director or otherwise as a service provider prior to February 8, 2016, (i) his remaining unvested stock options will vest and become exercisable to such date, and he will have until the end of 2016 to exercise such vested stock options, (ii) his remaining unvested time-based restricted stock awards will vest to such date, and (iii) his remaining unvested performance-based restricted stock awards will remain eligible to vest based on the satisfaction of the performance conditions consistent with their existing terms (such vesting measured on the date that the Company files its Annual Report on Form 10-K in respect of 2015). All compensation and benefits described above are subject to Mr. Smerklo's execution of an effective customary release for the benefit of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2014

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel and Secretary